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                                                             EXHIBIT 4.(a)(xxiv)



                             DATED 21 DECEMBER 2001



                       MADGE.WEB LIMITED (in liquidation)

                                       and

                                 THE LIQUIDATORS

                                       and

                                MADGE NETWORKS NV

                                       and

                             MADGE NETWORKS LIMITED

                                       and

                          MADGE GROUP SERVICES LIMITED

                                       and

                      MADGE.WEB INTERNATIONAL (CI) LIMITED




                      ------------------------------------


                           SUPPLEMENTAL AGREEMENT AND

                                DEED OF INDEMNITY


                      ------------------------------------





                                  ALLEN & OVERY
                                     LONDON
                                   BK:920855.1

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This SUPPLEMENTAL AGREEMENT AND DEED OF INDEMNITY is made on the 21st day of
December, 2001 BETWEEN:

(1) MADGE.WEB LIMITED (in liquidation) (registered number 3846790) whose registered office is at Hill House, Richmond Hill, Bournemouth, BH2R 6HR (the "COMPANY") acting by Neville Barry Kahn and David James Waterhouse, licensed insolvency practitioners of PricewaterhouseCoopers, Plumtree Court, London EC4A 4HT (the "LIQUIDATORS"); and

(2)   THE LIQUIDATORS in their capacity as liquidators of the Company; and

(3) MADGE NETWORKS NV ("NV") a company registered in the Netherlands registered number 34124140 whose registered office is at Transpolis Schiphol Airport, Polaris Avenue 23, 2132 JH Hoofddorp, the Netherlands; and

(4) MADGE NETWORKS LIMITED ("NETWORKS") (registered number 2011579) whose registered office is at Wexham Springs, Framewood Road, Wexham, Slough SL3 6PJ (together with NV, the "FUNDERS"); and

(5) MADGE GROUP SERVICES LIMITED (registered number 3953966) ("GROUP SERVICES") whose registered office is at Wexham Springs, Framewood Road, Wexham, Slough SL3 6PJ; and

(6) MADGE.WEB INTERNATIONAL (CI) LIMITED (registered number FC021680) whose registered office is at Coutts House, Le Truchot, St. Peter Port, Guernsey GY1 1WD (together with Networks and Group Services, the "GROUP COMPANY CREDITORS").

WHEREAS

(A) The Company went into administration on 27th April, 2001 and Neville Barry Kahn and Peter Norman Spratt, both of PricewaterhouseCoopers, were appointed joint administrators of the Company (the "ADMINISTRATORS"). The administration order was discharged on 17th August, 2001 and the Company went into creditors' voluntary liquidation on the same date.

(B) The Liquidators were appointed joint liquidators of the Company at a meeting of the Company's creditors held on 17th August 2001.

(C) On 27th April, 2001 NV and the Administrators entered into an agreement (the "AGREEMENT") pursuant to which NV agreed to make available to the Administrators certain funding, inter alia to enable the Company's operations to be continued in administration and to fund the costs and expenses of the administration (the "FUNDING").

(D) Under the terms of the Agreement, the Funding is classed as a liability incurred by the Administrators under section 19(5) of the Insolvency Act 1986 (the "ACT") repayable to NV in accordance with the provisions contained in the Act as varied by the Agreement.

(E) NV agreed to defer the repayment of the Funding until such time as the realisations were sufficient to fund a distribution in the amount of $2 million to the Company's non-preferential unsecured creditors (the "MINIMUM UNSECURED DISTRIBUTION"). However, the Agreement reserves to the Administrators the absolute right in their sole discretion to agree to repay the Funding earlier than is otherwise provided in the Agreement after making such reserves as they in their sole discretion deem appropriate.




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(F)   The Liquidators have agreed to make an immediate repayment of $1.5 million of the Funding to the Funders (the "EARLY REPAYMENT") subject to the terms, conditions, warranties and indemnities contained in this supplemental agreement and deed of indemnity (this "DEED").

NOW IT IS HEREBY AGREED as follows:-

1.    INTERPRETATION

1.1   DEFINITIONS

      In this Deed:

      "BUSINESS DAY" means a day (other than a Saturday or a Sunday) on which banks are open for general business in London.


1.2   CONSTRUCTION

(a)   In this Agreement, unless the contrary intention appears, a reference to:

      (i) a person includes an individual, company, unincorporated association or body of persons (including a partnership, joint venture or consortium), government, state, agency, international organization or other entity;

      (ii) a provision of law is a reference to that provision as amended or re-enacted;

      (iii) a Clause is a reference to a clause of this Deed;

      (iv) this Deed or another document is a reference to this Deed or other document as amended;

      (v)   the singular shall include the plural and vice versa;

      (vi) a person is a reference to or includes its successors, transferees and assigns; and

      (vii) a time of day is a reference to London time

      (viii) any indemnity, liability, warranty or obligation whatsoever of the Funders or of the Group Company Creditors contained in this Deed shall be joint and several.

(b) The headings in this Deed are for convenience only and are to be ignored in construing this Deed.

2.    REPAYMENT AND INDEMNITY

2.1 The Company and/ or the Liquidators shall pay the Early Repayment by depositing the amount of $1.5 million into the bank account of Networks held at National Westminster Bank plc., High Street, Burnham, sort code XXX account number XXX Swift code XXX and the Funders acknowledge that such payment shall constitute good discharge of the entitlement of both of the Funders to receive the Early Repayment from the Company and/ or the Liquidators.



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2.2   The Funders further acknowledge that any entitlement to receive repayment of the remainder of the Funding from the Company and/or the Liquidators shall belong solely to Networks and that both legal and beneficial title to such claim vest absolutely in Networks.

2.3 In consideration of the Company and/or the Liquidators making the Early Repayment, the Funders hereby undertake and agree with the Company and the Liquidators and each of them that the Funders will at all times hereafter:

      (a) forthwith make a payment to the Company and/or the Liquidators upon receipt by either of them of every written notification by the Liquidators that they in their sole discretion consider that the Company will have insufficient funds to be able to make the Minimum Unsecured Distribution, the amount of each such payment being limited to the amount necessary (in the opinion of the Liquidators, in their sole discretion) to enable the Company to be able to make the Minimum Unsecured Distribution plus interest on any amounts outstanding under this Clause for more than 7 days after such payment was requested by the Liquidators, such interest to be payable on a non-compound basis at a rate of 8% p.a. (the "INTEREST"), save that the total amount of all such payments made pursuant to this Clause shall not exceed the amount of the Early Repayment plus the Interest.

      (b) indemnify and keep indemnified the Company and the Liquidators and each of them from and against all actions, proceedings, claims, costs, expenses, damages, taxes, penalties and liabilities whatsoever brought against or incurred by the Company or the Liquidators in relation to their making of the Early Repayment including any costs and expenses (including, without limitation, legal costs and expenses) incurred by the Company and/or the Liquidators in considering or defending any claim in respect of any of the liabilities referred to above provided that the Liquidators shall give the Funders prompt notice of any such claims made against them and, on request by the Funders, shall provide the Funders with reasonable opportunity to consult with them in relation to the conduct of the defence to any such claims.

      (c) indemnify and keep indemnified the Company and the Liquidators and each of them from and in respect of any misrepresentations by the Funders or breaches by the Funders of the terms, conditions and warranties contained in this Deed.

3.    FURTHER REDUCTION

3.1 In consideration for the Company and the Liquidators making the Early Repayment, the Funders agree to further reduce the amount of their claims against the Company and/or the Liquidator in relation to the repayment of the Funding by the amounts listed at Schedule 1 to this Deed (being the approximate inter company balances owed to the Company by various other companies within the same group, such amounts being agreed between the parties to this Deed for the purposes of the calculation in this clause) (the "INTER COMPANY ASSETS").

3.2 The parties to this Deed agree that, should any amounts be recovered by the Company in respect of the Inter Company Assets then the amount of any such realisations actually received by the Company shall be deducted from the Inter Company Asset value as shown on Schedule 1 to this Deed and the new value of the Inter Company Assets shall be used in the calculation referred to in clause 3.1 above. For the avoidance of doubt, whilst neither the Company nor the Liquidators shall be under any duty to claim or pursue a claim for payment


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      of any of the Inter Company Assets, this Deed shall not constitute any waiver of the rights (if any) of the Company and/ or the Liquidators to pursue any such claims.

4.    WARRANTIES

4.1 The Funders warrant that they are the sole parties legally and beneficially entitled to the monies that were used towards the Funding.

4.2 The Funders further warrant that they are the sole parties legally and beneficially entitled to receive any repayment of the Funding including the Early Repayment.

4.3 The Funders and the Group Company Creditors warrant that they are not unable to pay their debts (as defined in section 123 of the Act) at the time of entering into this Deed, nor will they become unable to pay their debts (as defined in section 123 of the Act) as a consequence of executing this Deed.

5.    DIVIDEND PAYMENTS

5.1 The Funders and the Group Company Creditors agree that, in consideration for the Company and/ or the Liquidators making the Early Repayment, in the event that the Company and/ or the Liquidators have insufficient funds to pay the full Minimum Unsecured Distribution or whilst any amount payable or potentially payable by the Funders under the indemnity given by the Funders in Clause 2 above remains outstanding, the following provisions shall apply:

      (a) The distributions payable to the Group Company Creditors ("(POUND)X") and the distributions payable to other unsecured creditors of the Company (the "OTHER UNSECUREDS") ("(POUND)Y") shall be calculated on the basis that the full amount of the Minimum Unsecured Distribution is available for distribution.

      (b) The Group Company Creditors shall subordinate their claims to (pound)x to the OTHer Unsecureds' claims to (pound)y and the Company and the Liquidators shall be under no duTY to make a distribution to the Group Company Creditors until (pound)y has been paid to the OTHer Unsecureds.

      (c) The Group Company Creditors shall waive their entitlement to receive the distribution of (pound)x if insufficient funds are available to make this distribution and neither the CoMPAny or the Liquidators shall be liable to account to the Group Company Creditors for any distribution which, in the absence of the provisions of this Deed, they would otherwise have been entitled to receive.

6.    MISCELLANEOUS

6.1.  It is hereby agreed and declared between the parties that:

      (a) this Deed shall continue for the benefit of the successors assigns and personal representatives of the Company and the Liquidators and be binding upon the successors in office and assigns of the Liquidators;

      (b) this indemnity is a continuing indemnity and will remain in force until the earlier of the date upon which the Funders receive a written notification of discharge from the


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            Liquidators, or the date of the payment by the Liquidators of the final dividend to the creditors of the Company.

      (c) nothing in this Deed shall affect any right of indemnity to which the Company or the Liquidators may be entitled by law from the Funders or its assets or from any third party.

6.2 This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

6.3 No party shall disclose the details of the terms of this Deed to any third party not being an employee, agent or adviser of a party unless mutually agreed in writing, such agreement not to be unreasonably withheld or unless a party has a legal obligation to disclose the terms of this Deed.

6.4 No person who is not a party to this Deed has any rights under the Contract (Rights of Third Parties) Act 1999 to rely on or enforce any term of this Deed. This Subclause 6.4 does not affect any right or remedy of a third party that exists or is available apart from that Act.

6.5 The Liquidators shall not incur any personal liability of any kind under, or by virtue of, this Deed, nor in relation to any related matter or claim, whether in contract, tort or restitution or by reference to any other remedy or right in any other jusridiction or forum.

7.    NOTICES

7.1. Any notices to be served under this Deed must be in writing and may be delivered or sent by post or telex or facsimile process to the party to be served at its address appearing in this Deed as follows:

      (a)   to the Company and to the Liquidators at:

            PricewaterhouseCoopers
            Plumtree Court,
            London EC4A 4HT
            Tel. +44 207 583 5000
            Fax: +44 207 212 6000
            marked for the attention
            of Neville Barry Kahn and David James Waterhouse

      (b)   to NV at:

            c/o Wexham Springs,
            Framewood Road,
            Wexham,
            Slough SL3 6PJ
            Tel. +44 1753 661000
            Fax. +44 1753 661011
            marked for the attention
            of Martin Malina, CEO
            cc. Legal Dept.

      (c)   To Networks at:



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            c/o Wexham Springs,
            Framewood Road,
            Wexham,
            Slough SL3 6PJ
            Tel. +44 1753 661000
            Fax. +44 1753 661011
            marked for the attention
            of Martin Malina, CEO
            cc. Legal Dept.

      or at such other address telex or facsimile number as that party may have notified to the other parties in accordance with this Clause. Any notice or other document sent by post shall be sent by prepaid first class post (if within the United Kingdom) or by prepaid airmail (if elsewhere).

7.2   Any notice or document shall be deemed to have been served:

      (a)   if delivered, at the time of delivery; or

      (b) if posted, at 10.00 a.m. on the second Business Day after it was put into the post if sent within the United Kingdom, or at 10.00 a.m. (local time at the place of destination) on the fifth Business Day after it was put into the post if sent by airmail; or

      (c) if sent by facsimile process, at the expiration of 2 hours after the time of despatch, if despatched before 3.00 p.m. (local time at the place of destination) on any Business Day, and in any other case at
            10.00 a.m. (local time at the place of destination) on the Business Day following the date of despatch.

7.3 In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted (either by prepaid first class post or by prepaid airmail, as the case may be) or that the telex or facsimile message was properly addressed and despatched, as the case may be.

8.    GOVERNING LAW

8.1. This Deed is governed by, and shall be construed in accordance with, English law and the parties submit to the jurisdiction of the English courts in all matters relating to this Deed.


IN WITNESS whereof the Liquidators, the Funders and the Group Company Creditors have executed, and the Liquidators have caused the common seal of the Company to be affixed to, this Deed the day and year first above written.



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                                   SCHEDULE 1

                                Intercompany debt



Executed as a Deed and Delivered by       )
MADGE.WEB LIMITED                         )
acting by the Liquidators without         )
personal liability pursuant to the        )
powers conferred on them under the        )
Insolvency Act 1986 in the presence of:   )     /s/ N KHAN


In the presence of:

Witness's signature V COSTA


Name ....................................

Address..................................

..........................................

..........................................


Signed as a Deed by                       )
NEVILLE BARRY KAHN                        )
for and on behalf of the LIQUIDATORS      )
in the presence of:                       )    /s/ N KHAN

In the presence of:

Witness's signature V COSTA


Name.....................................

Address..................................

..........................................

..........................................




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Signed as a Deed by                       )
MADGE NETWORKS NV                         )
Acting by Martin Kazimier Malina          )
(Managing Director) acting                )
under the authority of that company       )


                                          /s/ M MALINA

                                          /s/ M K Malina (Director)

In the presence of:

Witness's signature  /s/ K HALLGATE


Name.....................................

Address..................................

..........................................

..........................................

Signed as a Deed by                 )
MADGE NETWORKS LIMITED              )
Acting by                           )
Christopher Semprini                )
and Kirstie Hallgate                )


                                    /s/ C SEPMPRINI             /s/ K HALLGATE
                                    Christopher Semprini        Kirstie Hallgate
                                    Director                    Secretary

Signed as a Deed by                 )
MADGE GROUP SERVICES                )
LIMITED                             )
Acting by                           )
Christopher Semprini                )
and Kirstie Hallgate                )

                                    /s/ C SEMPRINI              /s/ K HALLGATE
                                    Christopher Semprini        Kirstie Hallgate
                                    Director                    Secretary

Signed as a Deed by                       )
MADGE.WEB INTERNATIONAL                   )
(CI) LIMITED                              )
Acting by Harry Wilson                    )
(Director) acting                         )
under the authority of that company       )


                                          /s/ H WILSON
                                          H Wilson (Director)

In the presence of:
Witness's signature...WITNESSED

Name.....................................

Address..................................

..........................................

..........................................



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